Exhibit 1

                             Joint Filing Agreement

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a
Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Halsey Drug Co., Inc., a New York corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Rule 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.




Dated:  December 30, 2002    CARE CAPITAL INVESTMENTS II, LP
                             By: Care Capital II, LLC, as General Partner


                                 By: /s/ David R. Ramsay
                                     -------------------------------------------
                                     Name:   David R. Ramsay
                                     Title:  Attorney-in-Fact


Dated:  December 30, 2002    Care Capital II, LLC


                             By: /s/ David R. Ramsay
                                 -----------------------------------------------
                                 Name:   David R. Ramsay
                                 Title:  Attorney-in-Fact


Dated:  December 30, 2002   /s/ David R. Ramsay
                            ----------------------------------------------------
                            David R. Ramsay, as attorney-in-fact
                            for Jan Leschly



Dated:  December 30, 2002   /s/ David R. Ramsay
                            ----------------------------------------------------
                            David R. Ramsay


Dated:  December 30, 2002  /s/ David R. Ramsay
                           -----------------------------------------------------
                           David R. Ramsay, as attorney-in-fact
                          for Jerry N. Karabelas